Exhibit 23




INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 333-42413 of Tektronix, Inc. on Form S-8 of our report dated May 21, 1999, appearing in this Annual Report on Form 11-K of the Tektronix 401(k) Plan for the year ended December 31, 1998.





DELOITTE & TOUCHE LLP

June 24, 1999